Exhibit 4.19

                           THE 2000 STOCK OPTION PLAN
                          OF ELCOM INTERNATIONAL, INC.

                                 March 22, 2000


                  Elcom International, Inc. hereby adopts a stock option plan for the benefit of certain persons and subject to the terms and provisions set forth below.

                  1. Definitions. The following terms shall have the meanings set forth below whenever used in this instrument:

                           (a) The word "Affiliate" shall mean any corporation or other entity which controls, is controlled by, or is under common control with the Company including, without limitation, any Subsidiary.

                           (b)  The  word  "Board"   shall  mean  the  Board  of
Directors of the Company.

                           (c) The word "Code" shall mean the United States Internal Revenue Code (Title 26 of the United States Code) as the same may be amended from time to time.

                           (d) The word "Committee" shall mean the Compensation Committee appointed by the Board, which shall consist of at least two "outside directors" as such term is defined in Section 162(m) of the Code, or if no such committee is appointed, the word "Committee" shall mean the Board.

                           (e) The words "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

                           (f) The word "Company" shall mean Elcom International, Inc., a Delaware corporation, and any successor thereto that shall maintain this Plan.

                           (g) The words "Incentive Stock Option" shall mean any option that qualifies as an incentive  stock  option  under the terms of
                                    Section 422 of the Code.

                           (h) The words "Key Personnel" shall mean any person whose performance as an employee, or independent contractor, or outside

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                                    Director
                                    of the Company or an Affiliate is, in the judgment of the Committee, important to the successful operation of the Company or an Affiliate.

                           (i)      The  word  "Optionee"  shall  mean  any  Key
                                    Personnel to whom a stock option has been granted pursuant to this Plan.

                           (j) The word "Plan" shall mean The 2000 Stock Option Plan of Elcom International, Inc., as it was originally adopted, and as it may be amended.

                           (k) The word "Subsidiary" shall have the same meaning as "subsidiary corporation" under
                                    Section 424(f) of the Code.

                           (l) The words "Substantial Stockholder" shall mean any Key Personnel who owns more than 10% of the total combined voting power of all classes of stock of the Company. Ownership shall be determined in accordance with Section 424(d) of the Code and lawful applicable regulations.

                  2. Purpose of the Plan. The purpose of the Plan is to provide Key Personnel with greater incentive to serve and promote the interests of the Company and its stockholders. The premise of the Plan is that, if such Key Personnel acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such Key Personnel to work toward the Company's continued success will be commensurately increased. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such Key Personnel as may be selected to participate in the Plan, options to purchase Common Stock on the terms and subject to the conditions set forth in the Plan.

                  3. Effective Date of the Plan. The Plan shall become effective as of March 22, 2000, the date of the Board's approval and adoption of this Plan.

                  4. Administration of the Plan. The Plan shall be administered by the Committee. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any amendment of or successor to such Rule as may be in effect from time to time and an "outside director" within the meaning of Section 162(m) of the Code or any amendment of or successor to such provision as may be in effect from time to time. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee. The Committee may delegate any of its authority to any other person or persons that it deems appropriate. Subject to the terms and conditions of the Plan, and in addition to the other authorizations granted to the Committee under the Plan, the Committee shall have full and final authority in its absolute discretion:

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                           (a)      to select the Key Personnel to whom options
                                    will be granted;

                           (b) to determine the number of shares of Common Stock subject to any option;

                           (c) to determine the time when options will be granted;

                           (d) to determine the option price of Common Stock subject to an option, including any repricing thereof;

                           (e)      to  determine  the time when each option may
                                    be  exercised,   and  the  duration  of  the
                                    exercise period;

                           (f) to determine whether and to what extent an option is an Incentive Stock Option; provided, however, that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary;

                           (g) to prescribe the form of the option agreements governing the options which are granted under the Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of either the Plan or, where the option is an Incentive Stock Option, Section 422 of the Code;

                           (h) to adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan; and

                           (i) to construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all Optionees and upon any person claiming under or through such an Optionee. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

                  5. Persons Eligible for Options. Subject to the restrictions herein contained, options may be granted from time to time in the discretion of the Committee only to Key Personnel designated by the Committee; provided, that any Key Personnel who renounces in writing any right he may have to receive stock options under the Plan shall not be eligible to receive any stock

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options under the Plan. The Committee may grant more than one option to the same
Key Personnel. Notwithstanding the foregoing, no options may be granted to any executive officer of the Company who either was a CEO during the last completed fiscal year or was one of the four most highly compensated executive officers of the Company at the end of the last completed fiscal year (as such positions are defined in Item 402 of Regulation S-K promulgated by the United States Securities and Exchange Commission), unless and until such time as the stockholders of the Company have approved, adopted and ratified this Plan.

                  6. Shares Subject to the Plan. Subject to the provisions of the next succeeding provisions of this Section 6, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be two million seven hundred fifty thousand (2,750,000) shares of Common Stock. The maximum number of shares of Common Stock for which options may be granted under the Plan to any one Key Personnel in any one fiscal year of the Company is 150,000 subject to the other provisions of this Section 6. Either treasury or authorized and unissued shares of Common Stock, or both, in such numbers, within the maximum limit of the Plan, as the Committee shall from time to time determine, may be so issued. All shares of Common Stock that are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any Key Personnel. In addition, any shares of Common Stock that are retained to satisfy an Optionee's withholding tax obligations or that are transferred to the Company by an Optionee to satisfy such obligations or to pay all or any portion of the option price in accordance with the terms of the Plan, may be made available for reoffering under the Plan to any Key Personnel. If an option granted under this Plan is exercised, any shares of Common Stock that are the subject thereof shall not thereafter be available for reoffering under the Plan, except in accordance with the preceding sentence.

                  In the event that subsequent to the date of adoption of the Plan by the Board, the outstanding shares of Common Stock are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, including without limitation any transaction described in Section 424(a) of the Code, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised option granted under the Plan and each share of Common Stock available for additional grants of options under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be divided or exchanged, (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Committee shall make such other adjustments to the securities subject to options, the provisions of the Plan, and option agreements as may be appropriate, equitable and in compliance with the provisions of Section 424(a) of the Code to the extent applicable and any such adjustment shall be final, binding and conclusive as to each Optionee. Any such adjustment shall provide for the elimination of fractional shares.

                  7.       Option Provisions.

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                           (a)      Option  Price.  The option  price per share
of Common Stock that is the subject of an Incentive Stock Option shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date the option is granted; provided, however, that if any Key Personnel to whom an Incentive Stock Option is granted is, at the time of the grant, a Substantial Stockholder, the option price per share of Common Stock shall be determined by the Committee but shall not be less than one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date the option is granted. The option price per share of Common Stock under each option granted pursuant to the Plan that is not an Incentive Stock Option shall be determined by the Committee at the time of grant. Fair market value shall mean, as of any particular date, (i) the average of the high and low sale prices per share of the Common Stock as reported on the principal stock exchange on which the Common Stock is then trading, if any, or, if, applicable, The Nasdaq Stock Market, on such day, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply because the Common Stock is not then trading on a stock exchange or The Nasdaq Stock Market, the fair market value of a share of Common Stock as determined by the Committee. The day on which the Committee approves the granting of an option shall be deemed for all purposes hereunder the date on which the option is granted, unless another effective date for such grant is specified by the Committee.

                           (b) Period of Option.  The Committee  shall determine
when each option is to expire but no option shall be exercisable after ten (10) years have elapsed from the date upon which the option is granted; provided, however, that no Incentive Stock Option granted to a person who is a Substantial Stockholder at the time of the grant of such option shall be exercisable after five (5) years have elapsed from the date upon which the option is granted.

                           (c)      Transferability  of  Options.  Except as
provided in this subsection (c), no option granted under this Plan shall be transferable by an Optionee other than by will or the laws of descent and distribution, and options shall be exercisable during an Optionee's lifetime only by the Optionee or, in the event of the Optionee's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the grantee under state law. The Committee may expressly provide in an option agreement or other written form of consent that an Optionee may transfer an option which is not an Incentive Stock Option to his spouse or lineal descendants ("Family Members"), or a trust for the exclusive benefit of the Optionee and/or Family Members, or a partnership or other entity affiliated with the Optionee that may be approved by the Committee. Subsequent transfers of any such option shall be prohibited except in accordance with the preceding sentence. All terms and conditions of any such option agreement, including provisions relating to the termination of the Optionee's employment or service with the Company and its Affiliates, shall continue to apply following a transfer made in accordance with this subsection (c).

                           (d)      Conditions  Governing  Exercise of Option.
The Committee may, in its absolute discretion, either require that, prior to the exercise of any option granted hereunder, the Optionee shall have been an employee or independent contractor for a specified period of time after

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the  date  such  option  was  granted,  or make  any  option  granted  hereunder immediately exercisable. Each option shall be subject to such additional or different restrictions or conditions with respect to the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of any such conditions, the option may be exercised in whole or in part at any time during the option period. Options shall be exercised by the Optionee (i) giving written notice to the Company of the Optionee's exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee (which may be included in the option agreement), in whole or in part in shares of Common Stock, by delivery to the Company of shares of Common Stock that have been already owned by the Optionee for at least six months, having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company (which may be included in the option agreement) with respect to income tax withholding, as required, which arrangements may include, at the absolute discretion of the Committee, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the Optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the Optionee may agree for the minimum required withholdings, or (b) the Optionee's delivery to the Company of shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Certain dissolutions or liquidations of the Company or, unless the surviving corporation assumes said options, mergers or consolidations in which the Company is not the surviving corporation, may, but need not, cause each outstanding option to terminate, provided, that each Optionee may have the right during the period, if and only to the extent prescribed in the option agreement, prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise the then exercisable portion of his or her option in whole or in part without regard to any other limitations contained in the Plan or the option agreement. Additional provisions with respect to acquisitions, mergers, liquidations or dissolutions may be set forth in the option agreement.

                           (e)      Termination  of  Employment,  Etc.  If an
Optionee ceases to be an employee and/or outside Director and/or independent contractor of the Company and all Affiliates, then the Committee shall have absolute discretion to establish, in the option agreement or otherwise, the restrictions on the exercisability of options granted hereunder. An Optionee's employment shall not be deemed to have terminated while he is on a military, sick or other bona fide approved leave of absence from the Company or an Affiliate as such a leave of absence is described in Section 1.421-7(h) of the Federal Income Tax Regulations or any lawful successor regulations thereto. If the stock option is an Incentive Stock Option, no option agreement shall:

                           (i) permit any Optionee to exercise any Incentive Stock Option more than three (3) months after the date the Optionee ceased to be employed by the Company and all
                                    Subsidiaries   if   the   reason   for   the
                                    Optionee's cessation of employment was other than his death or his disability (as such term is defined by Section 22(c)(3) of the
                                    Code); or

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                           (ii)     permit  any   Optionee   to   exercise   any
                                    Incentive  Stock  Option  more  than one (1)
                                    year after the date the  Optionee  ceased to
                                    be   employed   by  the   Company   and  all
                                    Subsidiaries   if   the   reason   for   the
                                    Optionee's  cessation of employment  was the
                                    Optionee's   disability  (as  such  term  is
                                    defined by Section 22(c)(3) of the Code); or

                           (iii) permit any person to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be employed by the Company and all Subsidiaries if either (A) the reason for the Optionee's cessation of employment was his death or (B) the Optionee died within three (3) months after ceasing to be employed by the Company and all Subsidiaries.

If any option is by terms of the option agreement exercisable following the Optionee's death, then such option shall be exercisable by the Optionee's estate, or the person designated in the Optionee's Last Will and Testament, or the person to whom the option was transferred by the applicable laws of descent and distribution or by approval of the Committee.

                           (f)      Termination  of Stock Options Under  Certain
Circumstances. The Committee may cancel any unexpired stock options at any time if the Optionee is not in compliance with all applicable provisions of this Plan or with any stock option agreement entered into pursuant to this Plan, or if the Optionee, without the prior written consent of the Company, engages in any of the following activities: (i) renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company or an Affiliate, or (ii) discloses to anyone outside of the Company and the Affiliates, or uses for any purpose other than the business of the Company or an Affiliate, any confidential information or material relating to the Company or an Affiliate, whether acquired by the Optionee during or after employment with the Company or an Affiliate, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company or an Affiliate. The Committee may, in its discretion and as a condition to the exercise of a stock option, require an Optionee to acknowledge in writing that he is in compliance with all applicable provisions of this Plan and any stock option agreement entered into in connection with this Plan and has not engaged in any activities referred to in clauses (i) and (ii) of this Section 7(f).

                           (g)      Limitations  on Grant of Incentive  Stock
Options. In no event may Incentive Stock Options be granted hereunder to any person other than an employee of the Company or an Affiliate. In respect of any individual Optionee, the aggregate fair market value of the shares of Common Stock (determined as of the date the respective Incentive Stock Options were granted) that are subject to Incentive Stock Options that first become exercisable during any particular calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Options that are not Incentive Stock Options shall not be subject to the limitations described in the preceding sentence and shall not be counted when applying such limitation.

                           (h)      Prohibition of Alternative  Options.  It is
intended that Key Personnel
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who are employees may be granted, simultaneously or from time to time, Incentive
Stock Options or other stock options, but no eligible Key Personnel shall be granted alternative rights in Incentive Stock Options and other stock options so as to prevent options granted as Incentive Stock Options from qualifying as such within the meaning of Section 422 of the Code.

                           (i)      Waiver by Committee of Conditions  Governing
Exercise of Option. The Committee may, in its sole discretion, waive, alter or amend any restrictions or conditions set forth in an option agreement concerning an Optionee's right to exercise any option and/or the time and method of exercise.

                  8. Amendments to the Plan. The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of the Board, the Committee may at any time amend, modify, suspend or terminate the Plan. In no event, however, without the approval of the Company's stockholders, shall any action of the Committee or the Board result in:

                           (a) amending, modifying or altering the eligibility requirements provided in
                                    Section 5 hereof; or

                           (b) increasing or decreasing, except as provided in Section 6 hereof, the maximum number of shares for which options may be granted; or

                           (c) decreasing the minimum option price per share at which options may be granted under the Plan, as provided in Section 7(a) hereof; or

                           (d) extending either the maximum period during which an option is exercisable as provided in Section 7(b) hereof or the date on which the Plan shall terminate as provided in
                                    Section 12 hereof; or

                           (e) changing the requirements relating to the Committee;

except as necessary to conform the Plan and/or the option agreements to changes in the Code or other governing law. No option may be granted during any suspension of this Plan or after this Plan has terminated and no amendment, suspension or termination shall, without the Optionee's consent, alter or impair any of the rights or obligations under an option theretofore granted to such Optionee under this Plan.

                  9. Investment Representation, Approvals and Listing. The Committee may condition its grant of any option hereunder (or any transfer allowed in its discretion) upon receipt of an investment representation from the Optionee, which shall be substantially similar to the following:

                           "Optionee  agrees that any shares of Common  Stock of
                  Elcom International, Inc. that may be acquired by virtue of the exercise of

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                  this option  shall be acquired for  investment
                  purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the shares of Common Stock of Elcom International, Inc. that are subject to this option shall be registered under the Securities Act of 1933, as amended, for issuance to the Optionee or in the event there is presented to Elcom International, Inc. an opinion of counsel or other evidence, in either case, satisfactory to Elcom International, Inc. and/or its counsel to the effect that the offer and sale of the shares of Common Stock of Elcom International, Inc. that are subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended."

The Company shall not be required to issue any certificates for shares of Common Stock upon the exercise of an option granted under the Plan prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange or The Nasdaq Stock Market on which the shares of Common Stock may be listed, (iii) completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Committee, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable, and (iv) obtaining an investment representation from the Optionee in the form set forth above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

                  10.      General Provisions.

                           (a)      Option  Agreements  Need Not Be  Identical.
The form and substance of option agreements, whether granted at the same or different times, need not be identical.

                           (b)      No Right To Be Employed,  Etc.  Nothing in
the Plan or in any option agreement shall confer upon any Optionee any right to continue in the employ of the Company or an Affiliate, or to serve as a member of the Board or as an independent contractor, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such option agreement, or to interfere with or limit either the right of the Company or an Affiliate to terminate the employment of, or independent contractor relationship with, such Optionee at any time or the right of the stockholders of the Company to remove him as a member of the Board with or without cause.

                           (c)      Optionee  Does Not Have Rights Of
Stockholder. Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a stockholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such Optionee pursuant to the exercise of an option.

                           (d)      Successors  In  Interest.  The Plan shall be

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binding  upon the  successors  and assigns of the Company.

                           (e)      No Liability Upon  Distribution  of Shares.
The liability of the Company under the Plan and any distribution of shares of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state or local tax authority and/or any securities regulatory authority.

                           (f)      Taxes.  Appropriate  provisions  shall be
made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

                           (g) Use of Proceeds.  The cash  proceeds  received by
the Company from the issuance of shares of Common Stock pursuant to the Plan will be used for general corporate purposes, or in such other manner as the Board deems appropriate.

                           (h)      Expenses.  The  expenses  of  administering
the Plan shall be borne by the Company.

                           (i)      Captions.  The captions and section numbers
appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

                           (j)      Number.  The use of the singular or plural
herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

                           (k)      Gender.  The use of the  feminine,
masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

                  11. Termination of the Plan. The Plan shall terminate at the close of business on March 21, 2010, and thereafter no options shall be granted under the Plan. All options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms of the option agreements governing such options and the terms and conditions of the Plan.

                  12. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

                  13. Venue. The venue of any claim brought hereunder by an Optionee shall be Boston, Massachusetts.


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                  14. Changes in Governing Rules and Regulations. All references herein to the Code or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

IN WITNESS WHEREOF, Elcom International, Inc., by its appropriate officer duly authorized, has executed this document as of the 22nd day of March, 2000.

                                          ELCOM INTERNATIONAL, INC.




                                          By:/s/ Robert J. Crowell
                                          Robert J. Crowell
                                          Chairman of the Board and Chief
                                          Executive Officer

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